Exhibit 1.1

JOINT BookRunning Manager AGREEMENT

[ ], 2017

HCFP/Capital Markets LLC

420 Lexington Avenue, Suite 300
New York, New York 10170

Attn: Robert J. Gibson

The Benchmark Company, LLC

150 East 58th Street

17th Floor

New York, New York 10155

Attn: John Borer

Weild Capital, LLC.

777 29th Street

Boulder, Colorado 80303

Attn: David Weild

Gentlemen:

Introduction. This agreement (this “Agreement”) constitutes the agreement between Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (the “Company”), the stockholders of the Company named in Schedule I hereof (‘Selling Stockholders”), HCFP/Capital Markets LLC (“HCFP”), The Benchmark Company, LLC (“Benchmark”) and Weild Capital, LLC (“Weild”) pursuant to which HCFP, Benchmark and Weild shall serve as joint bookrunning managers (“Managers”) for the Company and the Selling Stockholders in connection with the proposed Offering (as defined below) to investors (“Investors”) under Tier 2 of Regulation A under the Securities Act of 1933, as amended (“Securities Act”), of up to an aggregate of $30,000,000, or 2,500,000 shares of the Company’s Class A Common Stock (“Shares”), of which up to 641,983 Shares are initially being sold by the Company (“Company Shares”) and up to 258,071 Shares are being sold by the Selling Stockholders (“Selling Stockholder Shares”). To the extent less than 900,000 Shares are sold in the Offering, the aggregate number of Shares sold in the Offering will be allocated pro rata between the Company Shares and Selling Stockholder Shares and the Selling Stockholder Shares will be allocated pro rata among the Selling Stockholders. In the event all of such 900,000 Shares are sold, the Managers shall have the right to sell up to an additional 1,600,000 Shares in the Offering. As among HCFP, Benchmark and Weild, HCFP shall be the sole representative of the Managers (“Representative”) and all actions of the Representative hereunder shall be binding upon Benchmark and Weild. The Company and the Selling Stockholders hereby confirm their agreement with the Managers as follows:

Section 1. Agreement to Act as Managers.

(a)       On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained, and subject to all the terms and conditions of this Agreement, the Managers shall be the exclusive Managers in connection with the offering and sale by the Company and the Selling Stockholders of the Shares pursuant to the Company’s Offering Statement (as defined below), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company and the Managers. The Managers will act on a commercially reasonable best efforts basis and the Company and the Selling Stockholders agree and acknowledge that there is no guarantee of the successful sale of the Shares, or any portion thereof, in the prospective Offering. Under no circumstances will the Managers or any of their Affiliates (as defined below) be obligated to underwrite or purchase any of the Shares for their own account or otherwise provide any financing. The Managers shall act solely as the Company’s and the Selling Stockholders’ agents and not as principals. The Managers shall have no authority to bind the Company or the Selling Stockholders with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Company Shares and may reject any such offer, in whole or in part. The Managers may rely on soliciting dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) to participate in placing a portion of the Offering. The Managers may also retain other brokers or dealers to act as sub-managers or selected dealers on their behalf in connection with the Offering. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares shall be made at one or, at the discretion of the Representative and the Company, more closings (each, a “Closing” and the date on which a Closing occurs, a “Closing Date”). As compensation for services rendered, the Company and the Selling Stockholders shall pay to the Managers the fees and expenses set forth below:

(i)       Retainer Fees: Retainer Fees (the “Retainer Fees”) totaling $50,000 paid to HCFP; provided, however, if no Closing occurs hereunder, then such Retainer Fees will solely be applied to the reimbursement of out-of-pocket accountable bona fide expenses actually incurred by HCFP and if the Retainer Fees exceed such expenses, the excess shall be refunded to the Company.

(ii)        Commission: On each Closing Date, seven percent (7%) of the gross proceeds received by the Company from the sale of the Shares at each Closing and four percent (4%) of the gross proceeds received by the Selling Stockholders at each Closing (the “Selling Stockholder Commission”), which such commission will be allocated by the Managers among the Managers and the members of the selling syndicate and soliciting dealers in their sole discretion.

(iii)       Expenses if no Closing: In the event following the date of qualification of the offering statement (“Qualification Date”) that there is no Closing, subject to compliance with FINRA Rules 5110(f)(2)(D), the Company agrees to pay the Managers up to $50,000 towards application of expenses that the Managers actually incurred in connection with the Offering in excess of the Retainer Fees; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

Other than the payment of any Selling Stockholder Commission, the Selling Stockholders shall not be liable to pay any other fees, commissions or expenses set forth in this Section 1(a).

(b)       The term of the Managers’ exclusive engagement will be until the completion of the Offering. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s and the Selling Stockholders’ obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of any Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company and the Selling Stockholders. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c)        The Managers and the Company agree to utilize the Folio Investments, Inc. (“Folio”) platform to enable purchasers who are not purchasing through a broker which is an agent or a dealer to purchase Shares in the Offering. As of the date hereof, the Company has entered into an agreement with Folio and agrees that all of the fees due under such agreement shall not constitute any of the non-accountable expense payment to the Managers. The Company agrees that Folio may also become a dealer for this Offering.

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Managers, as of the date hereof, and as of each Closing Date, as follows:

(a)       Filings. In connection with the offering herein contemplated, on May 16, 2017, the Company filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (Registration File No. 024-10704 under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder filed Amendments thereto with the Commission on June 1, 2017, June 21, 2017, June 28, 2017 and July __, 2017. At the time of such filings, the Company met the requirements for an offering statement of a Tier 2 offering under Regulation A of the Securities Act. The Company will file with the Commission under the Securities Act, a final Offering Circular included in such Offering Statement (as defined below) relating to the offering of the Shares and the plan of distribution thereof and has advised the Managers of all further information (financial and other) with respect to the Company required to be set forth therein. Such Offering Statement, including the exhibits thereto, as amended at the date of this Agreement and as the same may be hereafter amended from time to time, is hereinafter called the “Offering Statement”; such Offering Circular in the form in which it appears in the Offering Statement as amended at the date of this Agreement and as hereinafter amended is called the “Offering Circular”; and any supplement to the Offering Circular filed after qualification of the Offering Statement is hereafter referred to as a “Circular Supplement”. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Offering Statement, the Offering Circular or the Circular Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Offering Statement or any Circular Supplement, as the case may be.

(b)       Assurances. The Offering Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Offering Statement and any post-qualification amendment thereto, at the time it became qualified, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use therein (the “Agent Information”)). The Offering Statement, the Offering Circular, and any Circular Supplement, each as of its respective date, comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Offering Circular and the Circular Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Agent Information). All post-qualification amendments to the Offering Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein will have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Offering Circular, any Circular Supplement, or to be filed as exhibits or schedules to the Offering Statement, that have not been described or filed as required.

(c)       Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Managers complete conformed copies of the Offering Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Offering Statement (without exhibits) and any Circular Supplement, as amended or supplemented, in such quantities and at such places as the Managers reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to a Closing Date, any offering material in connection with the offering and sale of the Shares other than the Offering Circular, any Circular Supplement, and any other materials permitted by the Securities Act, including any testing the waters communications under Regulation A.

(d)       Subsidiaries. The Company has no subsidiaries.

(e)       Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the transactions contemplated under the Offering Statement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Offering Statement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors “) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state Shares laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(h)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, other than: (i) the filing with the Commission of the Offering Statement and any Circular Supplement, (ii) application(s) to the NASDAQ Global Market or Capital Market (the “Trading Market”) for the listing of the Shares for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(i)       Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement and the Offering Circular, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Offering Circular.

(j)       Capitalization. The capitalization of the Company is as set forth in the Offering Circular. The Company has not issued any capital stock since the date of filing of its latest periodic report pursuant to Section 13(a) or 15(d) of the Shares Exchange Act of 1934, as amended (the “Exchange Act”) or, in the event that the Company is not required to file periodic reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company has not issued any capital stock since the date of filing of the Offering Circular other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and exercise of securities of the Company which would entitle the holder thereof to acquire at any time any Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) outstanding as of the date of the filing of the Offering Circular or any Circular Supplement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement. Except as a result of the purchase and sale of the Shares and except for stock options issued pursuant to the Company’s stock option plans or as described in the offering Circular, including with respect to the Company’s Class W and Class Z warrants and its Trema Credit facility promissory note, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or shares, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other shares to any Person (other than the Investors) and will not result in a right of any holder of shares to adjust the exercise, conversion, exchange or reset price under any of such shares. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state Shares laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase Shares. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(k)       Financial Statements, Material Changes; Undisclosed Events, Liabilities or Developments. The audited financial statements of the Company including related schedules, disclosures and notes included or referenced in the Offering Circular fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and cash flows for the periods specified. The unaudited financial statements (including the related notes and disclosures) included or referenced in the Offering Circular comply as to form and in all material respects to the applicable accounting requirements of Regulation A and Regulation S-X under the Securities Act. Such unaudited financial statements fairly present in all material respects the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods indicated. Since the date of the latest audited financial statements included within the Offering Statement (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by the Offering Circular or disclosed in any Circular Supplement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(l)       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the transactions contemplated pursuant to the Offering Statement or the Shares or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Neither the Company, any predecessor of the Company, any executive officer or other officer of the Company nor any beneficial holder of 20% or more of the Company’s outstanding voting securities is subject to the disqualification provisions of Rule 262 under the Securities Act. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. To the Company’s knowledge, the Commission has not issued any stop order or other order suspending the qualification of any Offering Statement filed by the Company under the Exchange Act or the Securities Act.

(m)       Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)       Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is not or has not been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(o)       Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the Offering Circular, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p)       Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens disclosed in the Offering Circular, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(q)       Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the Offering Circular and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received, since the date of the latest audited financial statements included within the Offering Circular, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)       Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)       Transactions With Affiliates and Employees. Except as set forth in the Offering Circular, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t)       Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Offering Circular: (I) the Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date; (II) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (III) the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(u)       Certain Fees. Except as set forth herein and in the Offering Circular, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Circular. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2(u) that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Circular.

(v)       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)       Registration Rights. Except as set forth in the Offering Circular, no Person has any right to cause the Company to effect the registration under the Securities Act of any Shares of the Company.

(x)       Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(y)       Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Offering Statement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Offering Statement or any free writing prospectus. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in Shares of the Company. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(z)       No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would, to its knowledge, cause this offering of the Shares to be integrated with prior offerings by the Company.

(aa) Solvency. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the final Closing Date. The Offering Circular sets forth as of December 31, 2016 and December 31, 2015 all outstanding secured and unsecured Indebtedness of the Company or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd) Accountants. The Company’s accounting firm is set forth in the Offering Circular. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the year ended December 31, 2016.

(ee) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other Shares of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Managers in connection with the placement of the Shares.

(ff) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(gg) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(hh) Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ii)       Certificates. Any certificate signed by an officer of the Company and delivered to any of the Managers or to counsel for any of the Managers shall be deemed to be a representation and warranty by the Company to the Managers as to the matters set forth therein.

(jj) Reliance. The Company acknowledges that the Managers will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(kk) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Offering Statement, the Offering Circular or any Circular Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Offering Statement or any Circular Supplement, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(mm) FINRA Affiliations. Except as set forth on Schedule 2(mm), there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, except as set forth on Schedule 2(mm), any five percent (5%) or greater shareholder of the Company.

Section 3. Representations and Warranties of Selling Stockholders.  Each of the Selling Stockholders individually and not jointly represents and warrants to, and agrees with the Managers and the Company that:

(a)        Consents.     All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Custody Agreement and POA hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Custody Agreement and POA and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

(b)       No Conflict.      The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Custody Agreement and POA and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the Selling Stockholders’ organizational or charter documents, or  (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except for such conflicts, breaches, violations defaults, in the case of clause (A) as would not reasonably be expected to impair in any material respect the ability of such Selling Stockholder to perform its obligations under this Agreement, the Custody Agreement and POA; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement and POA and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Custody Agreement and POA in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Managers.

(c)  Title.       Such Selling Stockholder has, and immediately prior to each Closing at which Shares of such Selling Stockholder are being sold such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all Liens; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all Liens, will pass to the Managers.

(d)     No Manipulation.   Such Selling Stockholder will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(e)       Information.      To the extent that any statements or omissions made in the Offering Statement any Circular Supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Offering Statement or any Circular Supplement will, when they become qualified or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”).

(f)   Tax Compliance.      In order to document the Managers’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Representative a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(g)       Custody.     Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement and Power of Attorney, in the forms heretofore furnished to you (the “Custody Agreement” and “POA”)), duly executed and delivered by such Selling Stockholder to Continental Stock Transfer & Trust Company, as custodian (the “Custodian”).

Section 4 . Delivery and Payment. Each Closing shall occur at the offices of the Representative (or at such other place as shall be agreed upon by the Representative and the Company).

Until any Closing, upon any Agent’s receipt of any and all checks, drafts, and money orders received from prospective purchasers of the Shares, the Agent shall deliver same to Continental Stock Transfer & Trust Company, acting as escrow agent for the Offering, for deposit in a segregated escrow account by noon of the next business day following the receipt, together with a written account of each purchaser which sets forth, among other things, the name and address of the purchaser, the number of Shares purchased and the amount paid therefor. Any checks received which are made payable to any party other than “CST&T CSSE Escrow Account” shall be returned to the purchaser who submitted the check and not accepted.

Subject to the terms and conditions hereof, and except as may otherwise be agreed or arranged between the parties, at the Closing payment of the purchase price for the Shares sold on a Closing Date shall be made by Federal Funds wire transfer, against delivery of such Shares, and such Shares shall be registered in such name or names and shall be in such denominations, as an Agent may request at least one business day before the time of purchase (as defined below).

Except as may otherwise be agreed or arranged between the parties, deliveries of the documents with respect to the purchase of the Shares, if any, shall be made at the offices of HCFP. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 5. Covenants and Agreements of the Company. The Company further covenants and agrees with the Managers as follows:

(a)       Offering Statement Matters. The Company will advise the Representative promptly after it receives notice thereof of the time when any amendment to the Offering Statement has been filed or becomes qualified or any amendment to the Offering Statement and any Circular Supplement have been filed and will furnish the Managers with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Circular Supplement and for so long as the delivery of an Offering Circular is required in connection with the Offering. The Company will advise the Representative, promptly after it receives notice thereof (i) of any request by the Commission to amend the Offering Statement or to amend any Circular Supplement or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the qualification of the Offering Statement or any post-qualification amendment thereto or any order preventing or suspending the use of the Offering Statement or any amendment or supplement thereto or any post-qualification amendment to the Offering Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Offering Statement or any Circular Supplement or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new Offering Statement and use its best efforts to have such new Offering Statement declared qualified as soon as practicable.

(b)       Blue Sky Compliance. The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Representative may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Circular Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)       Amendments and Supplements to Offering Statement, any Circular Supplement and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and any Offering Circular. If during the period in which an offering circular is required by law to be delivered in connection with the distribution of Shares contemplated by the Offering Circular (the “Circular Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of any of the Managers or counsel for any of the Managers, it becomes necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement any Circular Supplement to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Managers and to dealers, an appropriate amendment to the Offering Statement or supplement to the Offering Statement or any Circular Supplement that is necessary in order to make the statements therein as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Offering Statement or any Circular Supplement, as so amended or supplemented, will comply with law. Before amending the Offering Statement or supplementing any Offering Circular in connection with the Offering, the Company will furnish the Managers with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Managers reasonably object.

(d)       Copies of any Amendments and Supplements. The Company will furnish an Agent, without charge, during the period beginning on the date hereof and ending on the final Closing Date of the Offering, as many copies of any Offering Circular and any amendments and supplements thereto as any Agent may reasonably request.

(e)       Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(f)       Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Managers an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(g)       Periodic Reporting Obligations. During the Offering Circular Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(h)       Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Managers deem reasonably necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Managers. The Company agrees that the Managers may rely upon, and each is a third party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(i)       No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any Shares of the Company.

(j)       Acknowledgment. The Company acknowledges that any advice given by any of the Managers to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Agent’s prior written consent.

Section 6. Conditions of the Obligations of the Managers. The obligations of the Managers hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof and of the Selling Stockholders set forth in Section 3 hereto, in all cases as of the date hereof and as of a Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)       Accountants’ Comfort Letter. On the date hereof, the Representative shall have received, and the Company shall have caused to be delivered to the Representative, a letter from Rosenfield & Company, PLLC, the independent registered public accounting firm of the Company (“Rosenfield”), addressed to the Representative, dated as of the date hereof, in form and substance satisfactory to the Representative. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Offering Circular or the applicable Circular Supplement, which, in the Representative’s sole judgment, is material and adverse and that makes it, in the Representative’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Shares as contemplated by such Offering Statement any Circular Supplement.

(b)       Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Offering Statement and any Circular Supplement shall have been duly filed with the Commission, as appropriate; no stop order suspending the qualification of the Offering Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Offering Circular shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c)       Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Offering Statement and any Circular Supplement, and the registration, sale and delivery of the Shares, shall have been completed or resolved in a manner reasonably satisfactory to each Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsels to pass upon the matters referred to in this Section 6.

(d)       No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to any Closing Date, there shall not have occurred any Material Adverse Effect.

(e)       Opinion of Counsel for the Company. The Representative shall have received on each Closing Date the favorable opinion of legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter, addressed to the Representative in form and substance reasonably satisfactory to the Representative.

(f)       Officers’ Certificate. The Representative shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the signers of such certificate have reviewed the Offering Statement, any Circular Supplement, and this Agreement and to the further effect that:

(i)       The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the qualification of the Offering Statement or the use of the Offering Circular or any Circular Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other Shares of the Company has been issued by any Shares commission, Shares regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any Shares commission, Shares regulatory authority or stock exchange in the United States;

(iii)       When the Offering Statement became qualified, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Offering Statement, when it became qualified, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Offering Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information) and, since the Qualification Date, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Offering Statement which has not been so set forth; and

(iv)       Subsequent to the respective dates as of which information is given in the Offering Statement and any Circular Supplement, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

(g)       Bring-down Comfort Letter. On each subsequent Closing Date, the Managers shall have received from Rosenfield or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date, in form and substance satisfactory to the Managers, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(h)       Stock Exchange Listing. The Shares shall be registered under the Exchange Act effective at the date of qualification, shall be approved for listing on the principal Trading Market by the initial Closing and shall be listed on or about the final Closing and tradable promptly thereafter on a date established by the Representative, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Shares under the Exchange Act or delisting or suspending from trading the Shares from the principal Trading Market, nor shall the Company have received any information suggesting that the Commission or the principal Trading Market is contemplating terminating such registration or listing.

(i)       Lock-Up Agreements. On or before the initial Closing Date, the Representative shall have received executed lock-up agreements (in form and substance acceptable to the Representative in its sole discretion) from the holders identified in the Offering Statement that accurately reflect the lock-up provisions set forth in the Offering Statement applicable to such holders based on their status.

(j)       Additional Documents. On or before each Closing Date, the Representative and counsel for the Representative shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to such Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7 (Payment of Company Expenses), Section 8 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 7. Payment of Company Expenses. In addition to the Expense Fee, the Company agrees to pay all costs, fees and expenses incurred by the Company and the Selling Stockholders in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Offering Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Offering Circular and each Circular Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by any of the Managers, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval the FINRA of any Agent’s participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Shares on the Trading Market; (ix) all costs and expenses incurred by the Company in connection with any “roadshows” including the travel and accommodation of the Company’s employees on the “roadshow,” if any, and (x) all other fees, costs and expenses referred to in Part II of the Offering Statement. In no event shall the Company be obligated to pay, or pay, any expenses incurred by the Managers, it being understood that the Expense Fee is to include reimbursement to the Managers for all expenses they incur, provided, however, such expense incurred by the Managers is not an expense otherwise payable by the Company. In addition, in no event will the Selling Stockholders be liable to pay any of the fees or expenses set forth in this Section 7.

Section 8. Indemnification and Contribution.

(a)       The Company agrees to indemnify the Managers in accordance with the provisions of Schedule A hereto, which is incorporated by reference herein and made a part hereof.

(b)       Each of the Selling Stockholders severally and not jointly up to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless the Managers, their affiliates, directors and officers and each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in Schedule A hereto, in each case only insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Stockholder constituting Selling Stockholder Information furnished by such Selling Stockholder for inclusion in the Offering Statement or any Circular Supplement or any amendment or supplement thereto; provided, however, that the provisions of this Section 8 shall not require any such Selling Stockholder with respect to the indemnity provided under this subsection (b) or otherwise with respect to this Section 8 to indemnify or hold harmless the Managers in excess of the net proceeds received by such Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Offering.

(c)       Each Agent agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents, and counsel, and each person, if any, who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Managers, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Statement or any Circular Supplement or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Agent Information. In case any action shall be brought against the Company or any other person so indemnified based on the Offering Statement or any Circular Supplement or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Agent, such Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Agent by the provisions provided in Schedule A.

Section 9. Representations and Warranties of the Managers. Each of the Managers hereby represents, warrants and covenants to the Company and the Selling Stockholders, as of the date hereof, and as of each Closing Date, as follows:

(a)       Agent is a member in good standing of FINRA or a registered representative thereof and is a broker-dealer registered as such under the Exchange Act. Each Agent is in compliance with all material rules and regulations applicable to it generally and applicable to its participation in the Offering.

(b)        Agent has requisite power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

(c)       This Agreement has been duly authorized, executed, and delivered by each Agent and is the legal, valid, and binding obligation of each Selling, enforceable against each Agent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting the rights of creditors generally.

(d)       Agent will not intentionally take any action that it reasonably believes would cause the Offering to violate the provision of the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder.

Section 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, of the Selling Stockholders and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers, the Selling Stockholders, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the final Closing Date, at which time the representations, warranties and agreements shall terminate and be of no further force and effect. A successor to either of the Managers, to the Selling Stockholders, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Managers, to the addresses set forth above.

With a copy to:

Greenberg Traurig, LLP
1750 Tysons Boulevard
McLean, VA 22102
Attention: Mark J. Wishner, Esq.

If to the Company:

Chicken Soup for the Soul Entertainment, Inc.

With a copy to:

Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attention: David Alan Miller, Esq. and Brain L. Ross, Esq.

If to any Selling Stockholder:

To the address set forth in Schedule I hereto.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 13. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Managers, the Selling Stockholders and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Managers, the Selling Stockholders and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Managers mailed by certified mail to the Agent address shall be deemed in every respect effective service process upon such Managers, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company and the Selling Stockholders agree that none of the Managers, any of their affiliates, any of the officers, directors, employees, agents and representatives of the Managers or any of their respective affiliates and each other person, if any, controlling any of the Managers or any of their respective affiliates (each a “Relevant Person”), shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company and the Selling Stockholders arising out of the processing of orders for Shares in respect of which the Managers have not engaged in selling efforts, except for any loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs or legal or other expenses that are finally judicially determined to have resulted from the bad faith or gross negligence of such Relevant Person.

Section 15. General Provisions.

(a)       This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)       The Company and the Selling Stockholders acknowledge that in connection with the Offering of the Shares: (i) the Managers have acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company, the Selling Stockholders or any other person, (ii) the Managers owe the Company and the Selling Stockholders only those duties and obligations set forth in this Agreement and (iii) the Managers may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders waive, to the full extent permitted by applicable law, any claims they may have against any of the Managers arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Chicken Soup for the Soul Entertainment, Inc.

By:
Name:
Title:

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule I of this Agreement.

The foregoing Joint Bookrunning Agent Agreement is hereby confirmed and accepted as of the date first above written.

Very truly yours,

HCFP/Capital Markets LLC

By:
Name:
Title:

The Benchmark Company, LLC

By:
Name:
Title:

Weild Capital, LLC

By:
Name:
Title:

Schedule 2(mm)

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SCHEDULE A – INDEMNIFICATION

The Company hereby agrees to indemnify and hold the Managers, their officers, directors, principals, employees, affiliates, and shareholders, and their respective successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way related or attributed to, any breach of a representation, warranty or covenant by the Company contained in this Agreement.

If an Agent receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Schedule A , then such Agent, shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by the Agent, of its respective right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from an Agent with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Agent shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Agent shall have the right to employ its own counsel in any such action, which shall be at the Company’s expense if (i) the Company and the Agent shall have mutually agreed in writing to the retention of such counsel, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to the Agent in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and the Agent and representation of the Company and the Agent by the same counsel or experts would, in the reasonable opinion of the Agent be inappropriate due to actual or potential differing interests between the Company and the Agent, as applicable. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Agent, which consent shall not be delayed and which shall not be required if the Agent, is granted a general release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Company further agrees, upon demand by the Agent, to promptly reimburse the Agent for, or pay, any reasonable fees, expenses or disbursements as to which the Agent has been indemnified herein with such reimbursement to be made currently as such fees, expenses or disbursements are incurred by the Agent. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by the Agent shall be repaid by the Agent in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against or the Agent based solely upon its gross negligence or intentional misconduct in the performance of its duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold any of the Agent harmless, the Company agrees to contribute the amount paid or payable by any Agent in such proportion as to reflect not only the relative benefits received by the Company, on the one hand, and the applicable Agent, on the other hand, but also the relative fault of the Company and any of the Agent as well as any relevant equitable considerations. In no event shall any Agent contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

For purposes of this Agreement, each officer, director, shareholder, and employee or affiliate of any Agent and each person, if any, who controls Agent (or any affiliate) within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights as Agent with respect to matters of indemnification by the Company hereunder.

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Notwithstanding any provision of this Agreement to the contrary, the Company agrees that none of the Agent, any of its affiliates, any of its officers, directors, employees, agents and representatives or any of their respective affiliates and each other person, if any, controlling the Agent or any of its affiliates (each a “Relevant Person”), shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company arising out of the processing of orders for Shares in respect of which the Agent has not engaged in selling efforts, except for any loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs or legal or other expenses that are finally judicially determined to have resulted from the bad faith or gross negligence of such Relevant Person.

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SCHEDULE I – SELLING STOCKHOLDERS

Name	Number of Shares Owned	Number of Shares to Be Sold in Offering
Quattro Holdings, LLC	64,504	64,504
Bertrand Faure	64,503	64,503
Trinity Credit Company, LLC	129,010	129,010

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